Exhibit 3.2

BYLAWS OF

SOUTHERN CALIFORNIA BANCORP

Amended and Restated as of January 18, 2023

-i-

-ii-

BYLAWS

OF

SOUTHERN CALIFORNIA BANCORP

ARTICLE I
OFFICES

Section 1. Principal Offices. The board of directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the board of directors shall likewise fix and designate a principal business office in the State of California.

Section 2. Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or without the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation. At the sole discretion of the board of directors, and subject to applicable provisions under the California Corporations Code and any guidelines and procedures that the board of directors may adopt, a meeting of the shareholders may be conducted in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication.

Section 2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. The date so designated shall be within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected, and any other proper business may be transacted.

Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the board of directors, or by the chair of the board of directors, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by electronic transmission or other facsimile transmission to the chairperson of the board, the president, or the secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4. Notice of Shareholders’ Meetings. Written notice stating the place, day, and hour of the meeting, shall be given not less than ten (10) days (or, if sent by third class mail, thirty (30) days) and not more than sixty (60) days before the meeting. In the case of an annual meeting, the notice shall state the matters the board of directors intends, at the time the notice is given, to present to the shareholders for action; provided, however, that unless the notice of the meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (a) approve or ratify a transaction in which a director has a material financial interest under Section 310 of the California Corporations Code, (b) amend the articles of incorporation of this Corporation (the “Articles of Incorporation”) under Section 902 of the California Corporations Code, (c) approve a conversion or reorganization or elect to wind up and dissolve under Sections 1152, 1201, or 1900 of the California Corporations Code, or (d) effect a plan of distribution upon liquidation inconsistent with the liquidation rights of the preferred shares under Section 2007 of the California Corporations Code, no such proposal may be approved at an annual meeting. In the case of a special meeting, the notice shall state the general nature of the business to be transacted. If directors are to be elected at a meeting, the notice shall include the names of the intended nominees at the time the notice is given. If remote participation in a meeting is authorized by the board of directors, the notice shall state the means of electronic transmission by and to the Corporation or electronic video screen communication by which shareholders may participate.

Proof of notice by mail or electronic transmission may be made by affidavit of the secretary or assistant secretary or the Corporation’s transfer agent, and, if made, shall be filed as part of the minutes of the meeting.

Notice shall be given by personal delivery, by electronic transmission consented to by the shareholder, or by mail, by or at the direction of the secretary or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If a shareholder has not provided an address, notice may be given as provided by Section 601 of the California Corporations Code.

Notice by mail shall be deemed to have been given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Notice by electronic transmission shall be deemed to have been given when:

●	Transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice.

●	Transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice.

●	Posted on an electronic network, with a separate notice to the shareholder of the posting.

●	Delivered to by any other form of electronic communication consented to by the shareholder.

Notice shall not be given by electronic transmission to a shareholder after either (i) the Corporation is unable to deliver two consecutive notices to such shareholder by such means or (ii) the inability to deliver such notices to such shareholder becomes known to any person responsible for giving such notices.

A shareholder may waive notice of a meeting by providing the secretary, in writing, either before or after the time of the meeting, waiver of notice, consent to holding the meeting, or approval of the minutes of the meeting. The attendance of a shareholder at a meeting constitutes waiver of notice, unless the shareholder objects, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting was not lawfully called or objects, at the meeting, to the consideration of any business that was required to be, but was not, included in the notice of the meeting.

Section 5. The Record Date. For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of the shareholders, to give written consent to any action taken without a meeting, to receive payment of any dividend or other distribution or allotment of rights, or to exercise any other rights, the board of directors may fix a date as the record date for any such determination.

A record date fixed under this Section may not be more than sixty (60) days or less than ten (10) days before the meeting or more than sixty (60) days before any other action. If any meeting of the shareholders is adjourned for more than forty-five (45) days from the date set for the original meeting, the board of directors shall fix a new record date for determining the shareholders entitled to notice of and to vote at such adjourned meeting.

If no record date has been fixed, then (a) the record date for determining shareholders entitled to notice of and to vote at a shareholders’ meeting shall be the business day before the day on which notice is given, or, if notice is properly waived, the business day before the day on which the meeting is held, (b) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where no prior board action was taken, shall be the day on which the first written consent is given, and (c) the record date for determining shareholders for any other purpose shall be the later of (i) the day on which the board of directors adopts the resolution relating thereto or (ii) the sixtieth (60th) day prior to the date of the action.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote constitutes a quorum for a meeting of the shareholders. Except as otherwise provided by the California Corporations Code or the Articles of Incorporation:

●	The affirmative vote of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the shareholders.

●	The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of any number of shareholders that leaves less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.

If a quorum is not present, the meeting may be adjourned by the vote of a majority of the shares present in person or by proxy.

Section 7. Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, annual or special, may be adjourned from time to time by a vote of the majority of the shares present, in person or proxy. If the meeting is adjourned for more than forty-five (45) days, or if the board of directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record, as of the new record date, entitled to notice of the adjourned meeting. If the meeting is adjourned for not more than forty-five (45) days, and the board of directors does not fix a new record date for the adjourned meeting, notice need not be given of the adjourned meeting if the time and place (or the means of electronic transmission or electronic video screen communication, if any, by which shareholders may participate) of the meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original meeting.

Section 8. Voting. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote of the shareholders, except as otherwise provided herein and to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.

A shareholder entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or, other than in elections of directors, vote the remaining shares against the proposal. If a shareholder fails to specify the number of shares the shareholder is voting affirmatively, the shareholder will be deemed to have affirmatively voted all shares the shareholder is entitled to vote.

In any election of directors, each shareholder entitled to vote shall, subject to the satisfaction of all statutory conditions precedent to the exercise of such rights, have the right to cumulate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, and distribute those votes among one or more candidates. This right may be exercised by giving written notice of intent to cumulate those votes to any officer of the Corporation before the meeting or to the presiding officer at the meeting at any time before the election of directors.

The directors receiving the highest number of votes of the shares entitled to vote in the election, up to the number of director positions to be filled, shall be elected.

Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, however called or noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver, notice, or consent need not specify the business transacted or purpose of the meeting, except as required by Section 601 of the California Corporations Code. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. Shareholder Action by Written Consent Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted; provided, however, that unless the consents of all shareholders entitled to vote have been solicited in writing, notice shall be given (in the same manner as notice of meetings is to be given and within the time limits prescribed by law) of such action to all shareholders entitled to vote who did not consent in writing to such action; and provided further, that directors may be elected by written consent only if such consent is unanimously given by all shareholders entitled to vote, except that action taken by shareholders to fill one or more vacancies on the board other than a vacancy created by the removal of a director, may be taken by written consent of a majority of the outstanding shares entitled to vote.

Section 11. Proxies. A shareholder may vote either in person or by written proxy executed by the shareholder or the shareholder’s attorney in fact and filed with the secretary of the Corporation. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy continues in full force and effect until revoked, either by a written revocation delivered to the Corporation, by a subsequent proxy presented to the meeting, or by attending a meeting of the shareholders and voting the shares in person. A proxy is revocable unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy is not revoked by the death or incapacity of the shareholder appointing the proxy unless the Corporation receives written notice of such death or incapacity before the vote by proxy is counted.

Any shareholder soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the board of directors.

Section 12. Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chair of the meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors before the meeting, or by the chair at the meeting.

The duties of these inspectors shall be as follows:

●	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

●	Receive votes, ballots, or consents;

●	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

●	Count and tabulate all votes or consents;

●	Determine the election result; and

●	Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 13. Shareholder Proposals. At any meeting of shareholders, business will only be conducted if it is brought before the meeting (1) by or at the direction of the board of directors, (2) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), or (3) by a shareholder of record entitled to vote at such meeting who complies with the requirements set forth in this Section.

For business (other than director nominations, which are governed by the following Section 14 of this Article II) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s proposal either by personal delivery or by United States mail to the secretary of the Corporation no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A shareholder or shareholders making a written request for a special meeting pursuant to Section 3 of Article II shall provide the information required for notice of a shareholder proposal under this Section simultaneously with the written request for the meeting submitted to the secretary or within ten (10) calendar days after delivery of the written request for the meeting to the secretary.

A proposing shareholder’s notice of a proposal shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

(a) the name and address of the proposing shareholder and the classes and number of shares of capital stock of the Corporation held and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the proposing shareholder and (ii) if different, the name an address of the proposing shareholder, as they appear in the Corporation’s books, of the shareholder proposing such business;

(b) a brief description of the business and the reasons for conducting such business at the meeting; and

(c) the material interests of the proposing shareholder in such business.

Notwithstanding the foregoing provisions, unless brought under Rule 14a-9 under the Exchange Act and included in the Corporation’s notice of meeting, as required by law, or as otherwise determined by the board of directors, if the proposing shareholder or a qualified representative of the proposing shareholder does not appear at the meeting of shareholders to present its proposal (including virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication), the proposal shall be disregarded, and no vote on such shareholder proposal shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

Section 14. Shareholder Nominations. At any meeting of shareholders at which directors are to be elected, a proposed nominee (other than a nominee nominated by the board of directors or by a person or committee authorized by the board of directors) shall only be eligible for election to the board of directors if nominated by a shareholder of record entitled to vote at such meeting who complies with the requirements and procedures set forth in this Section.

For a director nomination(s) to be properly brought before any meeting of shareholders at which one or more directors are to be elected, the shareholder or shareholders of record intending to nominate a candidate or candidates (the “nominating shareholder”) must have given written notice of the nominating shareholder’s nomination(s) either by personal delivery or by United States mail to the secretary of the Corporation no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above. A shareholder or shareholders making a written request for a special meeting pursuant to Section 3 of Article II shall provide the information required for notice of any director nomination(s) under this Section simultaneously with the written request for the meeting submitted to the secretary.

A nominating shareholder’s notice of a director nomination shall include:

(a) The name and address of the nominating shareholder and the classes and number of shares of capital stock of the Corporation held and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the nominating shareholder; and (ii) if different, the name and address of the proposing shareholder, as they appear in the Corporation’s books; and

(b) (i) the full name, age and date of birth of each candidate; (ii) the business and residence address and telephone numbers of each candidate; (iii) the education background and business/occupational experience of each candidate including a list of positions held for at least the preceding five (5) years; (iv) the class and number of shares of the Corporation beneficially owned by the candidate; and (v) a signed representation by each such candidate that the candidate will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors.

If a nominating shareholder will solicit proxies for a nominee or nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, the nominating shareholder’s notice must additionally provide: (i) all other information required by Rule 14a-19; (ii) a written representation and undertaking that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such shareholder’s proxy statement; (iii) a written representation and undertaking that such shareholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the Securities and Exchange Commission (the “SEC”), including through any SEC staff interpretations related thereto); and (iv) each proposed director nominee’s written consent to being named in the Company’s proxy statement for the applicable meeting and the associated proxy card. In addition, such nominating shareholder shall provide the Corporation a written certification within ten (10) days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such nominating shareholder has complied with the representations and undertakings made pursuant to the foregoing subsections (ii) and (iii).

In addition to the foregoing, upon the Corporation’s request, any nominee proposed by a shareholder must promptly (but in any event within ten (10) days of the Corporation’s request) complete and return a director questionnaire to be provided by the Corporation.

A nominating shareholder shall promptly provide notice to the Corporation of any changes to any of the information submitted to the Corporation pursuant to this Section.

The name of each such candidate for director must be placed in nomination at the annual meeting by the nominating shareholder or a qualified representative of the nominating shareholder present in person and the nominating shareholder’s candidate(s) must be present in person at the meeting for the election of directors, provided that a nominating shareholder, qualified representative or candidate may appear virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication.

No person nominated by a shareholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. Further, if a nominating shareholder provides notice under these Bylaws or pursuant to Rule 14a-19 and subsequently fails to comply with the procedures set forth in these Bylaws or the applicable requirements of Rule 14a-19, then the Corporation shall disregard any proxies solicited or votes cast for such shareholder’s nominee(s). The board of directors (and any other person or committee authorized by the board of directors) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in these Bylaws and, if any proposed nomination was not made in compliance with these Bylaws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the shareholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the board of directors. Any determination adopted in good faith by the board of directors (or any other person or committee authorized by the board of directors) or the chair of the meeting, as the case may be, shall be binding on all persons, including the Corporation and its shareholders (including any beneficial owners).

Notwithstanding the foregoing provisions, unless otherwise required by law or otherwise determined by the board of directors, if (1) the nominating shareholder or a qualified representative of the nominating shareholder does not appear at the meeting of shareholders (including virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present its nomination(s) or (2) the election of a nominating shareholder’s nominee would cause the Corporation to be in violation of the Articles of Incorporation, these Bylaws, or any applicable state or federal law, rule, regulation, or stock exchange listing standard, then such nomination or nominations shall be disregarded, and no vote on such shareholder nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

This Section or a summary of this Section shall be set forth in either the notice or related proxy statement concerning any shareholders’ meeting at which the election of directors is to be considered.

Section 15. Conduct of Shareholder Meetings. The board of directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it deems appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the board of directors, the chair of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the board of directors or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or representatives, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the board of directors or the chair of the meeting, the chair of the meeting shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure.

ARTICLE III
DIRECTORS

Section 1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without limiting the generality of the foregoing, and subject to the same limitations, it is hereby expressly declared that the directors shall have the power and, to the extent required by law, the duty to:

●	Appoint and remove, at the pleasure of the board, all officers, managers, management companies, agents, and employees of the Corporation, prescribe their duties in addition to those prescribed in these Bylaws, supervise them, fix their compensation, and require from them security for faithful service. Such compensation may be increased or diminished at the pleasure of the directors.

●	Conduct, manage, and control the affairs and business of the Corporation; make rules and regulations not inconsistent with the Articles of Incorporation or applicable law or these Bylaws; make all lawful orders on behalf of the Corporation; and prescribe the manner of executing the same.

●	Incur indebtedness and borrow money on behalf of the Corporation and designate from time to time the person or persons who may sign or endorse checks, drafts, or other orders of payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, and prescribe the manner of collecting or depositing funds of the Corporation, and the manner of drawing checks thereon.

●	Appoint an executive committee and other committees of the board, in accordance with the provisions of Section 15.

●	Authorize the issuance of stock of the Corporation from time to time, upon such terms as may be lawful.

●	Prepare an annual report to be sent to the shareholders after the close of the fiscal or calendar year of the Corporation, which report shall comply with the requirements of law. To the extent permitted by law, the requirements that an annual report be sent to shareholders and the time limits for sending such reports are hereby waived; the directors, nevertheless, shall have the authority to cause such report to be sent to shareholders.

Section 2. Number of Directors. The authorized number of directors shall be not less than six (6) nor more than eleven (11) (which in no case shall be greater than two times the stated minimum minus one). The exact number of authorized directors shall be fixed, within the limits specified above, by a resolution amending such exact number, duly adopted by the board of directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation of the Corporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3. Election and Term of Office of Directors. At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders entitled to vote in the election of directors shall elect directors, each of whom shall hold office until the next annual meeting of the shareholders or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 4. Resignation. A director may resign by providing written notice to the chair of the board, the president, the secretary, or the board of directors. The resignation shall be effective upon the later of the date of receipt of the notice or the effective date specified in the notice.

Section 5. Removal. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or otherwise in a manner provided by law.

Any or all of the directors may be removed from office at any time with or without cause by a vote of the shareholders entitled to elect them. If one or more directors are so removed at a meeting of shareholders, the shareholders may elect new directors at the same meeting. If less than the entire board of directors is removed, no director may be removed by the shareholders if the votes cast against removal would be sufficient to elect the director if cumulatively voted at an election of all of the directors (as of the date of the director’s most recent election) at which the same total number of votes were cast. No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

Section 6. Vacancies. A vacancy on the board of directors occurs upon of any of the following events: (a) the death, resignation, or removal of any director; (b) the removal or declaration of vacancy by the board of directors of a director who has been declared of unsound mind by an order of court or convicted of a felony; (c) the authorized number of directors is increased; or (d) at any meeting of the shareholders at which directors are elected, the shareholders fail to elect the full authorized number of directors to be elected at the meeting.

Vacancies in the board of directors, other than vacancies created by removal of a director, may be filled by the board of directors in accordance with Section 305 of the California Corporations Code. The shareholders may, at any time and in accordance with Section 305 of the California Corporations Code, elect a director to fill any vacancy not filled by the directors. A director elected to fill a vacancy shall hold office until the next annual meeting and until the director’s successor is elected and qualified (or until the director’s earlier death, resignation, disqualification, or removal). If any resignation of a director will take effect at a future time, a successor may be elected to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of the director’s term of office.

Section 7. Meetings of Directors. A regular meeting of the newly-elected board of directors shall be held without other notice immediately following and at the place of each annual meeting of shareholders, at which meeting the board shall elect officers and transact any other business as shall come before the meeting. Regular meetings of the board of directors shall be held at such other times and places as may from time to time be fixed by resolution of the board of directors and, unless the Articles of Incorporation provide otherwise, regular meetings may be held without notice of the date, time, place, or purpose of the meeting.

Meetings of the board of directors, including special meetings, may be called by the chair of the board, the president, the secretary, or any two directors.

Notice of the time and place of special meetings shall be given to each director. If notice is mailed, it shall be deposited in the United States mail, addressed to the director at the address shown on the records of the Corporation, at least four days before the time of the meeting. If notice is delivered personally, by telephone, or by electronic transmission, it shall be delivered at least forty-eight (48) hours before the time of the meeting. The notice need not specify the purpose of the meeting.

Meetings of the board of directors may be held at any place within or without the State of California that is designated in the notice of the meeting. If no place is stated in the notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the board of dire.

Section 8. Electronic Participation. Members of the board of directors may participate in a meeting through conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation. Participation in a meeting by conference telephone or electronic video screen communication constitutes presence in person if all participating directors can hear one another. Participation by electronic transmission by and to the Corporation (other than conference telephone or electronic video screen communication) constitutes presence in person if each participating director can communicate concurrently with all other participating directors and each director has the means to participate in all matters before the board, including the ability to propose or object to a specific action proposed to be taken.

Section 9. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (approval of contracts or transactions which a director has a direct or indirect material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 10. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof The waiver of notice or consent need not specify the purpose of the meeting. All such waiver, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

Section 13. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from servicing the Corporation in any other capacity as an office, agent, employee, or otherwise, and receiving compensation for such services.

Section 15. Committees of Directors. The board of directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors and to exercise the authority of the board of directors to the extent provided in the resolution establishing the committee and as permitted by the provisions of the California Corporations Code.

No committee of the board of directors shall have the authority to:

●	Approve actions that require shareholder approval.

●	Fill vacancies on the board or on any committee.

●	Fix the compensation of the directors for serving on the board or on any committee.

●	Amend or repeal bylaws or adopt new bylaws.

●	Amend or repeal any resolution of the board of directors that by its terms is not so amendable or repealable.

●	Make distributions to shareholders, except at a rate, in a periodic amount, or within a range set forth in the Articles of Incorporation or determined by the board of directors.

●	Appoint other committees of the board of directors or the members thereof.

The board of directors, by vote of a majority of the authorized number of directors, may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee.

The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 1. Officers. The officers of the Corporation shall be a chair of the board, a president, a secretary and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, a chair of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any two or more offices may be held by the same person.

Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the board of directors, and such shall serve at the pleasure of the board, subject to the rights, if any, of an officers under any contract of employment.

Section 3. Subordinate Officers, Etc. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the chair of the board, president, the secretary or the board of directors. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. Chair of the Board. The chair of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws. If there is no president, the chair of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the chair of the board, or if there be none, at all meetings of the board of directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the Bylaws.

Section 8. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws, the president or the chair of the board.

Section 9. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the Bylaws or bylaw to be given, and he shall keep the seal of the Corporation in safe custody, as may be prescribed by the board of directors or by the Bylaws.

Section 10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE

Section 1. Indemnification Against Expenses. The Corporation to the extent permitted by the California General Corporation Law, (a) shall indemnify any Agent of the Corporation against expenses, including reasonable attorney’s fees, actually and reasonably incurred in defense of any Proceeding in which the Agent was, is, or is threatened to be made a party by reason of being or having been an Agent of the Corporation, to the extent that the Agent was successful on the merits in the defense and shall have the power to advance to such Agent such expenses incurred by such Agent in defending any such Proceeding upon receipt of an undertaking by such Agent to repay such amounts if such Agent is not entitled to be indemnified for such amounts and (b) shall indemnify any person who was, is, or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of being or having been an Agent of the Corporation, against expenses, including reasonable attorney’s fees, actually and reasonably incurred in defense or settlement of the Proceeding, if the person acted in good faith and in a manner the person believed to be in the best interests of the Corporation and the shareholders.

Section 2. Indemnification Against Losses. The Corporation shall, to the extent permitted by the California General Corporation Law and the Articles of Incorporation, indemnify any person who was, is, or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of being or having been an Agent of the Corporation, against expenses, including reasonable attorney’s fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the Proceeding if the person (a) acted in good faith and in a manner the person believed to be in the best interests of the Corporation and the shareholders and (b) had no reasonable cause to believe the conduct of the person was unlawful, in the case of a criminal Proceeding.

Section 3. Definitions. For purposes of this Article V, (a) “Agent” means any person who (i) is or was a director, officer, employee, or other agent of the Corporation, or (ii) is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (iii) was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, and (b) “Proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

Section 4. Non-Exclusivity Rights. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights to which any director or officer may be entitled by applicable law, the Articles of Incorporation, action or resolution of the shareholders or disinterested directors, or any agreement with the Corporation.

Section 5. Insurance. The Corporation may, subject to the provisions of Section 317 of the California Corporations Code, purchase and maintain insurance to indemnify any Agent against any liability asserted against or incurred by an Agent in that capacity or arising out of the Agent’s status as an Agent, whether or not the Corporation would have the power indemnify the Agent against that liability under Section 317 of the California Corporations Code.

ARTICLE VI
RECORDS

Section 1. Records. The Corporation shall maintain adequate and correct books and records of account, minutes of the proceedings of the shareholders, board of directors, and committees of the board of directors, and a record of its shareholders, including names and addresses of all shareholders and the number and class of shares held, along with any other records required by law. The Corporation shall keep such record of its shareholders at its principal executive office, as fixed by the board of directors from time to time, or at the office of its transfer agent or registrar. The Corporation shall keep its books and records of account and minutes of the proceedings of the shareholders, board of directors, and committees of the board of directors at its principal executive office, or such other location as shall be designated by the board of directors from time to time.

Section 2. Inspection of Books and Records. The Corporation’s accounting books and records and minutes of proceedings of the shareholders, board of directors, and committees of the board of directors shall, to the extent provided by law, be open to inspection of directors, shareholders, and voting trust certificate holders, in the manner provided by law.

Section 3. Copy of Bylaws. The Corporation shall furnish to any shareholder, on written request, a copy of these Bylaws as amended or otherwise altered to date.

Section 4. Annual Reports. During any time that the Corporation has fewer than one hundred (100) shareholders of record, the Corporation expressly waives the requirement set forth in Section 1501 of the California Corporations Code of sending an annual report to the shareholders; provided, that the board of directors may issue annual or other reports at its discretion. Upon the request of any shareholder made more than one hundred twenty (120) days after the close of the Corporation’s fiscal year, the Corporation shall, within thirty (30) days, deliver to such shareholder the financial statements required by Section 1501 of the California Corporations Code to be included in an annual report to shareholders.

ARTICLE VII
GENERAL CORPORATE MATTERS

Section 1. Share Certificates. Every owner of shares of the Corporation shall be entitled to a certificate, in such form, consistent with the Articles of Incorporation or any law, as shall be prescribed by the board of directors, certifying the number and class or series of shares owned by such shareholder. Shareholders can request and obtain a statement of rights, restrictions, preferences, and privileges regarding classified shares or a class of shares with two or more series, if any, from the Corporation’s principal executive office. Each certificate issued shall bear all statements or legends required by law or the Articles of Incorporation to be affixed thereto, and shall be signed by (a) the chair of the board, any vice chair of the board, the president, or any vice president and (b) the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 2. Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.

Section 3. Registered Shareholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of California, or giving proxies with respect to those shares.

Section 4. Lost, Stolen, or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed; provided, that the owner of the lost, stolen, or destroyed certificate (or the owner’s legal representative) shall give the Corporation a bond or other adequate security sufficient to indemnify the Corporation against any claim against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 5. Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an authorized officer or officers or any other person or persons as shall be determined from time to time by the board of directors.

Section 6. Fiscal Year. The fiscal year of the Corporation shall be as determined by the board of directors.

Section 7. Conflict with Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the California General Corporation Law shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8. Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE VIII
AMENDMENTS

Section 1. Amendment by Shareholders. New bylaws may be adopted or these Bylaws maybe amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article, Bylaws other than a bylaw or an amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.

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